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                                                                  Exhibit (d)(4)


                DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM
                 NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

                     COLONIAL INTERMEDIATE HIGH INCOME FUND
               RIGHTS OFFERING FOR SHARES OF BENEFICIAL INTEREST

     This form is to be used only by nominee holders or by The Depository Trust Company ("DTC") participants to exercise the Over-Subscription Privilege in respect of Rights with respect to which the Primary Subscription Privilege was exercised in full and delivered through the facilities of a common depository or DTC. All other exercises of Over-Subscription Privileges must be effected by the delivery of the Subscription Certificate.

     The terms and conditions of the Rights Offering are set forth in the Fund's Prospectus dated _______, 1999 (the "Prospectus") and are incorporated herein be reference. Copies of the Prospectus are available upon request from the Information Agent.

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

     Void unless received by the Subscription Agent with payment in full or with a properly completed Notice of Guaranteed Delivery before 5:00 p.m. New York City time, on ______, 1999, unless extended by the Fund (the "Expiration Date").

BY FACSIMILE:                                             BY FIRST CLASS MAIL:
(TELECOPIES)                                              FIRST DATA INVESTOR SERVICES GROUP, INC.
(781) 794-6333                                            C/O BANKBOSTON N.A.
CONFIRM BY TELEPHONE TO:                                  CORPORATE REORGANIZATION
(781) 794-6388                                            P.O. BOX 9049
                                                          BOSTON, MASSACHUSETTS 02205-9838
                                                          U.S.A.
BY OVERNIGHT                                              BY HAND:
COURIER:                                                  FIRST DATA INVESTOR SERVICES GROUP, INC.
FIRST DATA INVESTOR SERVICES GROUP, INC.                  C/O BANKBOSTON N.A.
C/O BANKBOSTON N.A.                                       SECURITIES TRANSFER &
CORPORATE REORGANIZATION                                  REPORTING SERVICES, INC.
70 CAMPANELLI DRIVE                                       55 BROADWAY -- 3RD FLOOR
BRAINTREE, MASSACHUSETTS 02184                            NEW YORK, NEW YORK 10006
U.S.A.                                                    U.S.A.

     1. The undersigned hereby certifies to the Subscription Agent that it is a participant in _________________________ [Name of Depository] (the "Depository") and that it has either (i) exercised the Primary Subscription in respect of the Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Fund.

     2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, _________ shares of beneficial interest (the "Shares") and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

     3. The undersigned understands that payment of the Subscription Price of $ per Share for each Share subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case payment in full must be received by the Subscription Agent not later than the close of business on the third business day after the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $__________________, either

                           (CONTINUED ON OTHER SIDE)
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                            (CHECK APPROPRIATE BOX):

[ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above;

              or

[ ]  is being delivered to the Subscription Agent herewith;

              or

[ ]  has been delivered separately to the Subscription Agent;

-----------------------------------------------------  -----------------------------------------------------
Primary Subscription Confirmation Number               Name of Nominee Holder

-----------------------------------------------------  -----------------------------------------------------
Depository Participant Number                          Address

Contact Name ----------------------------------------  -----------------------------------------------------
                                                       City               State          Zip Code

Phone Number ----------------------------------------  By: -------------------------------------------------

Dated: ----------------------------------------, 1998  Name: -----------------------------------------------

                                                       Title: ----------------------------------------------

PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

PLEASE NOTE: THIS FORM WILL NOT BE ACCEPTED AS VALID UNLESS THE FOLLOWING INFORMATION IS PROVIDED FOR THE ALLOCATION OF OVER-SUBSCRIPTION SHARES.

The positions below pertain to those persons on whose behalf the Over-Subscription is being exercised:

------------------------  Total number of record date shares

------------------------  Total number of primary rights exercised